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                                                                    Exhibit 99.1
                                                                    ------------

                                For:           J. Crew Group, Inc.

                                Contact:       Scott M. Rosen
                                               EVP/Chief Financial Officer
                                               (212) 209-2545
For Immediate Release
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                                               Christine Greany
                                               Tidal Communications
                                               (203) 866-4401

         J. CREW GROUP ANNOUNCES CEO DEPARTURE

NEW YORK (May 1, 2002) - J.Crew Group, Inc. today announced that Chief Executive Officer Mark Sarvary has left the Company by mutual agreement and will no longer serve as a member of the Board of Directors, effective immediately.

Walter Killough, Chief Operating Officer of J.Crew, said, "Mark was instrumental in making significant operational improvements to the organization during the past three years. I would like to express our gratitude to Mark for his commitment and contributions to J.Crew. We wish him well in his future endeavors."

The Company stated that it has an aggressive search underway for a new Chief Executive with an extensive merchandising background.

J.Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories. As of April 6, 2002, the Company operated 140 retail stores, the J.Crew catalog business, jcrew.com, and 41 factory outlet stores.

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company's products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company's goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company's Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.